Exhibit 99.1

PRESS RELEASE May 12, 2016	For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Financial Results for 1st Quarter 2016

Board Authorizes Stock Repurchase Program

RIVER FALLS, Wis., May 12, 2016- Sajan, Inc. (NASDAQ: SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the first quarter ended March 31, 2016.

Revenues were $6,777,000, which represented a decrease of 9% compared to revenues of $7,481,000 for the quarter ended March 31, 2015. The Company reported a net loss of $200,000 for the quarter ended March 31, 2016 compared to net income of $4,000 for the quarter ended March 31, 2015. Adjusted EBITDA was $27,000 for the quarter ended March 31, 2016 compared to $346,000 for the quarter ended March 31, 2015. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

Shannon Zimmerman, CEO of Sajan, commented on the Company’s first quarter results: “Our first quarter is typically impacted by slower translation spending by our customers. This year we saw this seasonality manifest itself in the pattern displayed by last year’s first quarter top 10 customers. Seven of these top 10 customers had an aggregate 30% decrease in revenue, while 3 of them had an aggregate 22% increase in revenue. This pattern was repeated with many of our customers during the quarter, and although we benefited from new business and current customers with increased spending in the quarter, the overall impact was a 9% decline in total revenue. I would like to emphasize that our relationships with our customers are strong and that we are well positioned to see revenue growth during the rest of the year.”

Mr. Zimmerman continued: “ During the quarter we made numerous sales and operational improvements including the following:

•	Adding a Strategic Alliance Manager who will be specifically responsible for expanding our partner program and for accelerating sales of Site Sync, our web translation solution.

•	Hiring an experienced sales representative who has been selling translation services in the Life Sciences industry for 10 years and who will be devoted 100% to our customers in this growing market.

•	Reorganizing our operations staff which will help us manage growth in translation projects more efficiently, and launching significant improvements to our translation and project management technology. These actions should have a positive impact on our margins during the rest of 2016 and beyond.

The Company also announced today that its Board of Directors has approved the repurchase of up to $300,000 of the Company’s common stock. “Our Board of Directors and senior management strongly believe that Sajan’s growth prospects and long-term strategy are not reflected by the Company’s current stock price,” said Zimmerman. “The stock repurchase program underscores the strength of our balance sheet and the confidence we have in our business, and demonstrates our commitment to maximizing value for our shareholders.”

Under the stock repurchase program, Sajan may repurchase shares in open-market purchases in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The extent to which Sajan repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by Sajan’s management team. The repurchase program may be suspended or discontinued at any time.

Non-GAAP Financial Measures – Adjusted EBITDA

Adjusted EBITDA	Three months ended March 31,
(in thousands)	2016	2015
Net (loss) income	$(200)	$4
Interest expense	7	19
Income taxes	4	10
Depreciation and amortization	142	230
Stock-based compensation	74	83
Adjusted EBITDA	$27	$346

The Company calculates Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. The Company believes that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses this non-GAAP measure to compare Company performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and the board of directors. The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Company management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. The Company urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Details

The Company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on May 12, 2016. The Company invites all those interested to join the call by dialing (888) 469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on May 19, 2016 by dialing (866) 498-5464.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 16, 2016, under the heading “Item 1A. Risk Factors”.  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Amounts in thousands except per share data

	Three months ended March 31,
	2016	2015
Revenues	$6,777	$7,481
Operating Expenses:
Cost of revenues (exclusive of depreciation and amortization)	4,290	4,411
Sales and marketing	909	920
Research and development	404	433
General and administrative	1,217	1,448
Depreciation and amortization	142	230
(Loss) income from Operations	(185)	39
Other expense, net	11	25
(Loss) income before income taxes	(196)	14
Income tax expense	4	10
Net (loss) income	$(200)	$4
(Loss) income per common share – basic & diluted	$(0.04)	$0.00
Weighted average shares outstanding – basic	4,783	4,775
Weighted average shares outstanding – diluted	4,783	4,869

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

Amounts in thousands

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$3,411	$3,727
Accounts receivable, net of allowance	3,720	5,032
Unbilled services	1,289	646
Other current assets	718	684
Total current assets	9,138	10,089
Property and equipment, net	991	642
Other assets, net	160	181
Total Assets	$10,289	$10,912
Liabilities and Stockholders' Equity
Current liabilities
Accounts payables	$2,979	$3,297
Other current liabilities	1,475	1,666
Total current liabilities	4,454	4,963

Stockholders' equity	5,835	5,949
Total Liabilities and Stockholders' Equity	$10,289	$10,912